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                                                                      EXHIBIT 12

                       CROWN CASTLE INTERNATIONAL CORP.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                            (DOLLARS IN THOUSANDS)

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                                                                                     HISTORICAL
                                                                        -------------------------------------
                                                                                    YEARS ENDED
                                                                                    DECEMBER 31,
                                                                        -------------------------------------
                                                                          1995     1996      1997       1998
                                                                        --------  ------   ---------  --------
Computation of Earnings:
Income (loss) before income taxes and
 minority interests................................................     $   (21)  $  (947) $(11,893)  $(35,747)
Add:
  Fixed charges (as computed below)................................       1,214     1,912     9,825     32,296
  Equity in  losses (earnings) of unconsolidated affiliate.........         --        --     (1,138)    (2,055)
                                                                        -------   -------     -------   --------
                                                                        $ 1,193   $   965   $  (930)  $ (5,506)
                                                                        =======   =======  ========   ========
Computation of Fixed Charges:
 Interest expense..................................................     $ 1,101   $ 1,748   $ 7,095   $ 11,179
 Amortization of deferred financing costs and discount on long-
  term debt........................................................          36        55     2,159     17,910
Interest component of operating lease expense......................          77       109       571      3,207
                                                                        -------   -------   -------   --------
                                                                        $ 1,214   $ 1,912   $ 9,825   $ 32,296
                                                                        =======   =======   =======   ========

Ratio of Earnings to Fixed Charges.................................          --       --        --         --
                                                                        =======   =======   =======   ========

Fixed charge Coverage Deficiency...................................     $    21   $   947   $10,755    $37,802
                                                                        =======   =======   =======   ========
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                                                                         PRO FORMA
                                                                        ------------
                                                                        YEAR ENDED
                                                                        DECEMBER 31,
                                                                           1998
                                                                        ------------
Computation of Earnings:
Income (loss) before income taxes and
 minority interests................................................     $  (141,005)
Add:
  Fixed charges (as computed below)................................         116,465
  Equity in  losses (earnings) of unconsolidated affiliate.........             --
                                                                        -----------
                                                                        $   (24,540)
                                                                        ===========
Computation of Fixed Charges:
 Interest expense..................................................     $    54,048
 Amortization of deferred financing costs and discount on long-
  term debt........................................................          50,735
Interest component of operating lease expense......................          11,682
                                                                        -----------
                                                                        $   116,465
                                                                        ===========
Ratio of Earnings to Fixed Charges.................................             --
                                                                        ===========
Fixed charge Coverage Deficiency...................................     $   141,005
                                                                        ===========
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